UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 16, 2004 (September 14, 2004)

HARKEN ENERGY CORPORATION

(Exact Name of registrant as specified in its charter)

Delaware	1-10262	95-2841597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 State Street, Suite 200 Southlake, Texas	76092
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 424-2424

Former Name or Former Address, if Changed Since Last Report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 14, 2004, Harken Energy Corporation’s (the “Company”) 85.62% owned subsidiary, Global Energy Development PLC (“Global”), through its wholly owned subsidiary, Harken de Colombia, Ltd., signed an Exploration and Production Contract (the “Contract”) with the National Hydrocarbons Agency of the Republic of Colombia for the Rio Verde area, located in the central Llanos region as more fully described therein. There are no material relationships between the Company or its affiliates and the National Hydrocarbons Agency of the Republic of Colombia other than in respect of the material definitive agreement described herein.

A full description of the terms and conditions is set forth in the English translation of the Contract which is filed as an exhibit with this Current Report and is incorporated herein by reference.

The Contract term is approximately six years for the exploration phase and 24 years for the exploitation phase.

The Contract assigns Global exploration and production rights to 75,000 acres in the Rio Verde area of Colombia. Global will be required to pay to the Colombian Ministry of Mines and Energy a royalty that, pursuant to Colombian law and based on production levels, ranges between 8% to 20%.

The Contract requires Global during Phase 1 to equip for production two existing wells located on the Rio Verde acreage, the Tilodiran #1 and the Macarenas #1. Also during Phase 1 of the Contract, Global is required to reprocess 300 kilometers of existing seismic and acquire 50 kilometers of new 2D seismic. The time period for Phase 1 is 20 months.

If Global elects to enter Phase 2 of the Contract, Global must drill one exploration well and acquire 25 kilometers of 2D seismic. Phases 3 and 4, also optional, require one exploratory well to be drilled per phase. Phases 2, 3 and 4 have a time period of 12 months each.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description
10.1	Rio Verde Exploration and Production Contract (English Translation)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harken Energy Corporation
(Registrant)

Date: September 16, 2004	By:	/s/ ELMER A. JOHNSTON
Elmer A. Johnston
Vice President, Secretary and General Counsel

List of Exhibits

Exhibit Number	Description
10.1	Rio Verde Exploration and Production Contract (English Translation)